                                  EXHIBIT 15.1
                            PARADIGM TECHNOLOGY, INC.
                             CONDENSED BALANCE SHEET
                                   (Unaudited)

                                                          Proforma
                                                         1st Quarter
                                                            1997
                                                       --------------
                                                       (in thousands)

Assets:
     Cash and Short-term Investments..............  $            1,355
     Accounts Receivable, net.....................               2,817
     Inventory....................................               3,637
     Other Current Assets.........................               1,652
                                                    ------------------
        Total Current Assets......................               9,461
                                                    ------------------

     Property and Equipment, net..................               6,122
     Other Assets.................................                 138
                                                    ------------------
        Total Assets..............................  $           15,721
                                                    ==================

Liabilities and Stockholders' Equity:

     Line of Credit...............................  $            1,945
     Current Portion, Long-term Debt..............                 285
     Accounts Payable and Other Accrued Liabilities              7,839
                                                    ------------------

        Total Current Liabilities.................              10,069
                                                    ------------------

     Long-term Debt...............................                  54
     Deferred Rent................................                   6

        Total Liabilities.........................              10,129
                                                    ------------------

     Convertible Redeemable Preferred Stock.......               1,431

     Common Stock.................................              37,125
     Retained Earnings (Deficit)..................             (32,964)
                                                    ------------------

        Total Stockholders' Equity                               4,161
                                                    ------------------
        Total Liabilities and Stockholders' Equity  $           15,721
                                                    ==================